EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

Blue Earth, Inc. and Subsidiaries

Henderson, NV

We consent to use in this Post-Effective Amendment No.1 to Registration Statement (No.333-181420) on Form S-1 of Blue Earth, Inc. of our report dated April 1, 2013, relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to our firm under the caption "Experts" in such Prospectus.

 /s/ HJ & Associates, LLC

HJ & Associates, LLC

Salt Lake City, Utah

May 2, 2013